                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                 ____________

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 July 12, 2000
               ------------------------------------------------
               Date of report (Date of earliest event reported)


                            ACT Manufacturing, Inc.
         ------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


         Massachusetts                       0-25560                    04-2777507
-------------------------------       --------------------      --------------------------
(State or Other Jurisdiction of     (Commission File Number)         (I.R.S. Employer
 Incorporation or Organization)                                     Identification No.)
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                                 2 Cabot Road
                         Hudson, Massachusetts  01749
           --------------------------------------------------------
                   (Address of Principal Executive Offices)


                                (978) 567-4000
              --------------------------------------------------
              Registrant's telephone number, including area code


                        Exhibit Index Located on Page 4
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                                      -2-

Item 5. Other Events.

     On July 12, 2000, ACT Manufacturing, Inc. (the "Company") entered into a
Share Purchase Agreement with Bull and Bull S.A. for the acquisition of all issued shares of Bull Electronics Angers for a purchase price of approximately
$56.6 million. Under the terms of the Share Purchase Agreement, prior to the closing BEA will spin out its printed circuit board fabrication business to a separate subsidiary of Bull. The acquisition is subject to various and customary closing conditions.

     The Company's press release announcing the definitive agreement is filed as
Exhibit 99.1 to this report and incorporated herein by this reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The following financial statements and exhibits are filed as part of this report, where indicated:

     (a) Financial statements of the business acquired. None.

     (b) Pro forma financial information. None.

     (c) Exhibits.
         --------

Exhibit No.    Description
-----------    -----------

 2.1         Share Purchase Agreement dated July 12, 2000 by and among ACT
             Manufacturing, Inc., Bull and Bull S.A.

99.1         Press release dated July 13, 2000.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ACT Manufacturing, Inc.


Date:  July 14, 2000                By: /s/ Jeffrey B. Lavin
                                        ------------------------------
                                        Jeffrey B. Lavin
                                        Vice President of Finance,
                                        Chief Financial Officer, Treasurer
                                        and Clerk
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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

 2.1         Share Purchase Agreement dated July 12, 2000 by and among ACT
             Manufacturing, Inc., Bull and Bull S.A.

99.1         Press release dated July 13, 2000.